UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                May 20, 2005
              _________________________________________________
              Date of Report (Date of earliest event reported):


                              FI-TEK VII, INC.

            _____________________________________________________

             (Exact name of registrant as specified in charter)


__Delaware__________		_____0-27471________	____84-1148206___

(State or other jurisdiction	(Commission File Number)           (IRS Employer
	of incorporation)                                     Identification No.)

                   300 High Street, Denver, Colorado 80218
           ________________________________________________________
                   (Address of principal executive offices)

                                 (303) 778-7443
            ______________________________________________________
              Registrant's telephone number, including area code:

                                 Not Applicable.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule  425 under the  Securities Act  (17
    CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement  communications   pursuant  to  Rule  14d-2(b)  under  the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement  communications   pursuant  to  Rule  13e-4(c)  under  the
    Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into a Material Agreement

On May 20, 2005, Fi-Tek VII, Inc. ("FTK"), Frank L. Kramer, Ronald J. Miller, Ronco Acquisition Corporation, a Delaware corporation ("Ronco Acquisition") And Ronco Marketing Corporation ("RMC"), a private Delaware corporation, entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which FTK will acquire RMC through the issuance of shares of FTK's common stock (the "Merger"). FTK shall effectuate the acquisition by merging RMC with its wholly-owned and newly formed subsidiary Ronco Acquisition. RMC shall shall be the surviving corporation and a wholly-owned subsidiary of FTK after the effective date of the Merger. Pursuant to the Agreement, (i) each share of common stock of FTK issued and outstanding immediately prior to the effective date of the Merger shall remain issued and outstanding from and after the effective date. (ii), each share of Ronco Acquisition's common stock issued and outstanding immediately prior to the effective date shall cease to be outstanding and shall be converted into one share of common stock of RMC, and (iii) each share of RMC's common stock issued and outstanding immediately prior to the effective date shall cease to be outstanding and shall be converted into and exchanged for the right to receive 1.6452794 shares of common stock of FTK.

RMC has entered into an asset purchase agreement with various parties pursuant To which it will acquire assets for the manufacturing, distributing, and Marketing of various consumer products for the kitchen and home. Consummation of the purchase of the assets by RMC is contingent upon RMC having the Funding, as defined below. The Agreement shall terminate under its terms on July 31, 2005 if the closing has not occurred by that date. The consummation of the Merger is subject to certain terms and conditions customary for transactions of this type. Prior to the closing, the Agreement requires, among other things, that FTK change its name to Ronco Corporation and effectuate a 1 for 89 reverse split of its common stock and that a minimum of $50,000,000 be held in an escrow account to fund the consummation of the purchase of assets by RMC (the "Funding"). A condition subsequent to the closing of the Merger is the closing on the Funding and the asset purchase within 30 days.

On the closing of the Funding, the current shareholders holding 42,507,500 shares of pre-reverse split FTK common stock or 477,000 shares post-reverse split common stock will own 3.28% of Ronco Corporation, RMC's current shareholders will own 799,999 shares post-reverse split common stock or 5.50%
of Ronco Corporation and new shareholders will own 13,262,600 shares of post-reverse split common stock or 91.22% of Ronco Corporation. Under the terms of the Agreement, the current officers and directors of FTK shall resign on the closing date and be replaced by officers and directors designated by RMC. The closing of this transaction is contingent upon the satisfaction of several other conditions in the Agreement and, therefore, FTK cannot predict with any certainty whether the transaction memorialized in the Agreement will close.




                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  May 26, 2005                          FI-TEK VII, INC.


                                            ____________________________
                                            Frank L. Kramer, President
                                            Principal Executive Officer


                                            ____________________________
                                            Ronald J. Miller, Secretary
                                            and Treasurer
                                            Principal Accounting Officer